FOR IMMEDIATE RELEASE

IMPAC Medical Systems

Kendra A. Borrego, CFO

(650) 623-8870

kborrego@impac.com

IMPAC MEDICAL SYSTEMS, INC. REPORTS RECORD EARNINGS, SALES,

AND BACKLOG FOR FISCAL YEAR 2003

Net Sales Increase 33.6%, Operating Income Increases 68.5%

MOUNTAIN VIEW, CA, October 30, 2003 – Driven by strong demand for its electronic medical record and image management products, IMPAC Medical Systems, Inc. (NASDAQ:IMPC), a leading provider of information technology solutions for cancer care, today reported record earnings, sales, and backlog for its fourth fiscal quarter and fiscal year ended September 30, 2003.

Fourth Quarter Highlights:

•	Net sales increased 31.5% to $17.2 million in the fourth quarter of fiscal 2003 compared with $13.1 million in the same prior year period.
•	Operating income increased 75.0% to $3.9 million in the fourth quarter of fiscal 2003 compared with $2.2 million in the same prior year period.
•	Pre-tax income increased 75.8% to $4.0 million in the fourth quarter of fiscal 2003 compared to $2.3 million in the same prior year period.
•	Diluted net income available to common stockholders per share improved 47.1% to $0.25 in the fourth quarter of fiscal 2003 from $0.17 in the same prior year period.
•	Pro forma diluted net income per share improved 66.7% to $0.25 in the fourth quarter of fiscal 2003 compared with $0.15 in the same prior year period.
•	No accretion charges related to redeemable convertible preferred stock were recorded in the fourth quarter fiscal 2003 as these are no longer applicable.

Fiscal Year Highlights:

•	Net sales have increased 33.6% to $61.1 million for the fiscal year ending September 30, 2003 from $45.7 million in the prior year.
•	Operating income increased 68.5% to $13.2 million for the fiscal year ending September 30, 2003 from $7.8 million in the prior year.
•	Pre-tax income increased 67.1% to $13.7 million for the fiscal year ending September 30, 2003 from $8.2 million in the prior year.
•	Diluted net income (loss) available to common stockholders per share improved to $0.66 for the fiscal year ending September 30, 2003 from $(0.56) in the prior year.
•	Pro forma diluted net income per share improved 61.1% to $0.87 for the fiscal year ending September 30, 2003 from $0.54 in the prior year.
•	Balance sheet strength achieved a new high, with net working capital of $51.1 million, including cash and cash equivalents of $58.0 million.

Pro forma net income in the fourth quarter of fiscal 2003 totaled $2.5 million, up 75.8% from $1.4 million in the prior year. Pro forma net income for fiscal 2003 was $8.7 million, up

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67.1% from $5.2 million last year. Pro forma figures include adjustments to reflect the effect of our initial public offering of common stock on November 20, 2002 as if it had happened at the beginning of fiscal year 2002 and the elimination of the non-cash accretion charges relating to the redeemable convertible preferred stock, which converted into common stock on the date of the closing of the initial public offering (see below for a reconciliation of the results reported under U.S. generally accepted accounting principles [GAAP] to pro forma results). The related pro forma diluted net income per share for the fourth quarter of fiscal 2003 totaled $0.25 as compared to $0.15 in the same prior year period calculated with pro forma diluted weighted-average shares outstanding of approximately 10.2 million and 9.7 million in the respective periods.

“IMPAC continued to achieve strong sales and earnings growth during the fourth quarter,” said Joseph K. Jachinowski, Chairman and Chief Executive Officer. “Our sales gain reflects strong demand for our family of electronic medical record products including our fully integrated imaging products. And, by carefully controlling our selling, general and administrative and marketing costs, we were able to contribute meaningful growth to our operating margin. We also made a considerable investment in further expanding our service network both domestically and internationally in order to support continued growth.”

The total backlog on September 30, 2003 amounted to $49.7 million compared with $40.0 million a year ago, a 24.3% increase. The increase in orders reflects new systems licenses and additional orders for new product from existing oncology customers. Maintenance and service revenues reflected continued high customer retention, plus additional advanced training and system consultation.

As the service business continues to grow, necessary investments were made in the service offerings for both the application service provider delivery option and direct international customer installation and support. This has resulted in a contraction of the gross margin for fiscal 2003 of 70.7% compared with 72.8% in the prior year. The planned spending in the client service offerings is important in maintaining the quality of service while providing a variety of delivery options. Research and development expenses increased 26.2% in fiscal 2003 to $9.9 million compared with $7.8 million a year earlier, and as a percentage of sales equaled 16.2% and 17.2%, respectively. The investment in research and development underscores the continuing commitment to expand and add to our technological offerings.

Sales and marketing expenses, as a percentage of sales, equaled 23.6% for fiscal 2003 compared with 27.4% in the prior year. As a percentage of sales, general and administrative expenses equaled 8.6% for fiscal 2003 compared to 9.5% in fiscal 2002. Operating expenses for fiscal 2003 totaled $30.0 million compared to $25.4 million in the prior year, which, as a percentage of sales, equaled 49.1% and 55.6%, respectively.

Cash flow from operating activities for the fourth fiscal quarter of 2003 contributed $7.4 million, bringing the year to date total to $13.6 million. The balance sheet remained strong, with working capital on September 30, 2003 of $51.1 million. Cash and cash equivalents totaled $58.0 million. We continue to have a positive credit experience with customers, reflected in the improvement of our days’ sales outstanding to 66 days at the end of the fourth quarter compared to 70 days for the sequential prior quarter.

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Pro Forma vs. GAAP Results

Prior to our initial public offering on November 2002, we were required, under GAAP, to increase the carrying value of our Series A redeemable convertible preferred stock by periodic non-cash accretion charges that reflected the increase in the preferred stock’s deemed fair market value. This had the effect of reducing the amount of net income available to common stockholders. Accordingly, net income available to common stockholders for the fiscal year ended September 30, 2003 was $6.4 million, or $0.66 per share, fully diluted, after a first quarter preferred stock accretion charge of $2.2 million, compared to a net loss attributable to common stockholders of $3.4 million, or ($0.56) per share, fully diluted, after a preferred stock accretion charge of approximately $8.6 million in the prior year. Upon the closing of the IPO, the preferred stock automatically converted into common stock; therefore, these non-cash accretion charges are no longer required under GAAP.

The decision to present the pro forma results is based on management’s belief that they represent a better basis for analysis than GAAP results since the potential liability associated with the redeemable convertible preferred stock no longer exists. By removing these non-cash charges, we are conforming the financial statements presentation to our post-IPO GAAP financial results. This improves quarter to quarter comparability on a pro forma basis.

A reconciliation of the numerator and denominator used in calculating pro forma diluted earnings per share is as follows:

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2003	2002	2003	2002
	(Unaudited)
(in thousands, except per share amounts)

Net income (loss) available to common stockholders	$2,545	$1,144	$6,427	$(3,369)
Accretion of redeemable convertible preferred stock	—	304	2,229	8,550

Pro forma net income	$2,545	$1,448	$8,656	$5,181

Weighted-average shares outstanding, diluted	10,208	6,630	9,741	6,042
Adjustment to reflect the IPO shares as if they had been outstanding the entire period	—	1,875	262	1,875
Adjustment to reflect the preferred stock conversion as if it had happened at the beginning of the period	—	1,238	—	1,238
Dilutive effect of outstanding options	—	—	—	469

Pro forma diluted weighted-average shares outstanding	10,208	9,743	10,003	9,624

Pro forma diluted earnings per share	$0.25	$0.15	$0.87	$0.54

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Conference Call Scheduled

A conference call will be held tomorrow, Friday, October 31, 2003 at 7:00 AM (PT) to discuss operating results for the fourth fiscal quarter ended September 30, 2003. Individuals are invited to listen to the call by dialing 1-800-901-5231. International callers can dial 1-617-786-2961. The PIN number, 56176184, is the same for both domestic and international participants. Dial in approximately ten minutes prior to the scheduled teleconference time. The conference call can also be accessed live over the Internet through the IMPAC website, www.impac.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay on the Company website will be available for two weeks after the original broadcast.

About IMPAC Medical Systems

IMPAC Medical Systems, Inc. is a leading provider of specialized IT solutions that streamline both clinical and business operations to help improve the process of delivering quality patient care. With open integration to multiple healthcare data and imaging systems, IMPAC offers a comprehensive IT solution that includes specialized electronic charting, full-featured practice management, clinical laboratory management, and outcomes reporting. Supporting over 1,500 installations worldwide, IMPAC delivers practical solutions that deliver better overall communication, process efficiency and quality patient care. For more information about IMPAC Medical Systems’ products and services, please call 650-623-8800 or visit www.impac.com.

The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward looking statements include statements regarding the Company’s business strategy, timing of, and plans for, the introduction of new products and enhancements, future sales, market growth and direction, competition, market share, revenue growth, operating margins and profitability. All forward looking statements included in this document are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward looking statement. Actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include the Company’s ability to expand outside the radiation oncology market or expand into international markets, lost sales or lower sales prices due to competitive pressures, ability to integrate its products successfully with related products and systems in the medical services industry, reliance on distributors and manufacturers of oncology equipment to market its products, and other factors and risks discussed in the Company’s Final Prospectus dated May 12, 2003 and other reports filed by the Company from time to time with the Securities and Exchange Commission.

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IMPAC MEDICAL SYSTEMS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2003	2002	2003	2002
(in thousands, except per share amounts)
Sales:
Software license and other, net	$11,571	$9,288	$41,487	$31,478
Maintenance and services	5,627	3,794	19,572	14,210

Total net sales	17,198	13,082	61,059	45,688

Cost of sales:
Software license and other, net	3,094	2,136	10,547	7,896
Maintenance and services	2,055	1,617	7,349	4,543

Total cost of sales	5,149	3,753	17,896	12,439

Gross profit	12,049	9,329	43,163	33,249

Operating expenses:
Research and development	2,808	2,197	9,898	7,841
Sales and marketing	4,086	3,548	14,438	12,538
General and administrative	1,222	1,199	5,280	4,357
Write-off of purchased in-process research and development	—	—	—	116
Amortization of goodwill and other intangible assets	70	178	345	562

Total operating expenses	8,186	7,122	29,961	25,414

Operating income	3,863	2,207	13,202	7,835

Interest expense	(20)	(8)	(35)	(28)
Interest and other income	196	99	572	417

Income before provision for income taxes	4,039	2,298	13,739	8,224
Provision for income taxes	(1,494)	(850)	(5,083)	(3,043)

Net income	2,545	1,448	8,656	5,181
Accretion of redeemable convertible preferred stock	—	(304)	(2,229)	(8,550)

Net income (loss) available to common stockholders	$2,545	$1,144	$6,427	$(3,369)

Net income (loss) per common share:
Basic	$0.26	$0.19	$0.71	$(0.56)

Diluted	$0.25	$0.17	$0.66	$(0.56)

Weighted-average shares used in computing net income (loss) per common share:
Basic	9,717	6,071	9,010	6,042

Diluted	10,208	6,630	9,741	6,042

Pro forma net income	$2,545	$1,448	$8,656	$5,181

Pro forma net income per share, diluted	$0.25	$0.15	$0.87	$0.54

Weighted-average shares used in computing diluted pro forma net income per common share	10,208	9,743	10,003	9,624

Page 6 of 7—IMPAC MEDICAL SYSTEMS, INC. REPORTS RECORD EARNINGS

IMPAC MEDICAL SYSTEMS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
	September 30, 2003	September 30, 2002
(in thousands)
Assets
Current assets:
Cash and cash equivalents	$57,979	$23,432
Available-for-sale securities	7,052	385
Accounts receivable, net	11,873	7,791
Inventories	66	86
Deferred income taxes	645	712
Income tax refund receivable	339	686
Prepaid expenses and other current assets	3,169	3,281

Total current assets	81,123	36,373

Available-for-sale securities	2,719	3,156
Property and equipment, net	3,573	3,379
Deferred income taxes	1,137	864
Goodwill and other intangible assets, net	1,572	1,892
Other assets	459	341

Total assets	$90,583	$46,005

Liabilities, Redeemable Convertible Preferred Stock, Common Stock Subject to Rescission Rights and Stockholders’ Equity
Current liabilities:
Customer deposits	$10,900	$9,829
Accounts payable	864	872
Accrued liabilities	4,758	3,252
Income taxes payable	2,353	1,950
Deferred revenue	11,051	8,194
Capital lease obligations	74	65

Total current liabilities	30,000	24,162

Customer deposits	232	92
Capital lease obligations	41	114

Total liabilities	30,273	24,368

Redeemable convertible preferred stock	—	14,489

Common stock subject to rescission rights	98	—

Stockholders’ equity:
Common stock	10	6
Additional paid-in capital	47,792	1,144
Accumulated other comprehensive loss	(16)	(1)
Retained earnings	12,426	5,999

Total stockholders’ equity	60,212	7,148

Total liabilities, redeemable convertible preferred stock, common stock subject to rescission rights and stockholders’ equity	$90,583	$46,005

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IMPAC MEDICAL SYSTEMS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Fiscal Year Ended September 30,
	2003	2002
(in thousands)
Cash flows from operating activities:
Net income	$8,656	$5,181
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,702	1,313
Amortization of goodwill and other intangible assets	345	562
Write-off of purchased in-process research and development	—	116
Provision for doubtful accounts	63	223
Deferred income taxes	(206)	113
Loss on disposal of property and equipment	83	—
Gain from sale of investment	—	(8)
Stock-based compensation	—	50
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(4,169)	(1,020)
Inventories	20	(51)
Prepaid expenses and other current assets	112	(1,518)
Other assets	(114)	(3)
Customer deposits	1,212	2,866
Accounts payable	(8)	139
Accrued liabilities	1,515	813
Income tax payable/refund receivable	748	1,503
Tax benefits from employee stock options	787	—
Deferred revenue	2,858	1,822

Net cash provided by operating activities	13,604	12,101

Cash flows from investing activities:
Acquisition of property and equipment	(2,142)	(1,249)
Payments for MC2 acquisition, net	—	(500)
Payments for Intellidata acquisition, net	—	(1,422)
Proceeds from disposal of property and equipment	163	—
Proceeds from sale of investment	—	44
Purchases of available-for-sale securities	(84,015)	(11,463)
Proceeds from sales of available-for-sale securities	71,617	10,415
Proceeds from maturities of available-for-sale securities	6,198	2,933

Net cash used in investing activities	(8,179)	(1,242)

Cash flows from financing activities:
Principal payments on capital leases	(65)	(57)
Proceeds from the issuance of common stock, net	29,243	193
Repurchase of common stock	—	(21)

Net cash provided by financing activities	29,178	115

Effects of exchange rates on cash	(56)	2
Net increase in cash and cash equivalents	34,603	10,974
Cash and cash equivalents at beginning of period	23,432	12,456

Cash and cash equivalents at end of period	$57,979	$23,432

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